Exhibit 99.1


January 18, 2007

                           Press Release

KENTUCKY BANCSHARES, INC. REPORTS RECORD EARNINGS FOR 2006

Paris, Kentucky - Kentucky Bancshares Inc., parent company of Kentucky Bank, reported year to date record earnings of $6,486,000 for 2006, or $2.34 per share assuming dilution. This reflects an increase in earnings of 11% and an increase in earnings per fully diluted share of 8% over 2005. For the same period last year, earnings were $5,820,000, or $2.16 per share assuming dilution.

Earnings for the fourth quarter of 2006 reflect a 14% increase in earnings. The Company earned $1,764,000 for the quarter ended December 31, compared to $1,541,000 last year. Fully diluted earnings per share for the same period rose 9%, from 57 cents to 62 cents.

Kentucky Bank ranks 11th in size among the 200 banks headquartered in the state. Kentucky Bank is headquartered in Paris and also has offices in Cynthiana, Georgetown, Morehead, Nicholasville, North
Middletown, Sandy Hook, Versailles, Wilmore and Winchester.


Contact:  Gregory J. Dawson
          Chief Financial Officer